UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Delta Technology Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	Not Applicable
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

16 Kaifa Avenue
Danyang, Jiangsu, China 212300	212300
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Ordinary Shares, $0.0001 par value	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: None.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the ordinary shares to be registered hereunder is contained in the section entitled “Description of Securities” in the Prospectus included in the Registration Statement on Form F-1 (Registration No. 333-180224) of Delta Technology Holdings Limited (formerly known as CIS Acquisition Ltd.) (the “Registrant”) filed with the Securities and Exchange Commission on March 20, 2012, as amended (the “Registration Statement”). This information is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are filed subsequently to the Registration Statement are hereby also incorporated by reference herein.

Item 2.	Exhibits.

Exhibits related to other securities of the Registrant that are listed on The NASDAQ Stock Market LLC or pursuant to Section 12(g) of the Securities Act of 1933, as amended, are as follows:

Exhibit No.	Description
1.1(1)	Memorandum and Articles of Association
1.2(1)	Amended and Restated Memorandum of Association
1.3(1)	Amended and Restated Articles of Association
2.5(1)	Specimen Public Warrant Certificate
2.6(1)	Specimen Placement Warrant Certificate
2.7(1)	Form of Warrant Agreement

(1)	Incorporated by reference to the registrant’s Registration Statement on Form F-1 (File No. 333-180224).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 1, 2015	DELTA TECHNOLOGY HOLDINGS LIMITED

	By:	/s/ Richard Yan
	Name: Title:	Richard Yan Chief Financial Officer